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                                                                   Exhibit 99.03

               [Letterhead of NationsBanc Montgomery Securities]

March 14, 1999

Board of Directors
Bergen Brunswig Corporation
4000 Metropolitan Drive
Orange, CA 92868-3510

Gentlemen:

         We hereby consent to the inclusion of our opinion letter dated January 10, 1999 to the Board of Directors of Bergen Brunswig Corporation ("Bergen Brunswig") in the Joint Proxy Statement/Prospectus which forms a part of Bergen Brunswig's Registration Statement on Form S-4 (the "Registration Statement") regarding the merger of Bergen Brunswig and PharMerica, Inc. and to the references therein to our firm and to our opinion under the headings (i) Summary--Opinion of Bergen's Financial Advisor, (ii) Background of the Merger, (iii) Reasons for the Merger; Recommendations of the Boards of Directors, and (iv) Opinion of Bergen's Financial Advisors. In giving the foregoing consent, we do not admit (i) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of the 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and (ii) that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Very truly yours,

                                       /s/ NationsBanc Montgomery Securities LLC

                                       NATIONSBANC MONTGOMERY SECURITIES LLC